UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 23, 2015

WHITE MOUNTAIN TITANIUM CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	000-55441	87-057730
(State or Other Jurisdiction of	Commission File Number	(IRS Employer Identification No.)
Incorporation)

Augusto Leguia 100, Oficina 1401, Las Condes, Santiago Chile	None
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (56 2) 2657-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.02 Unregistered Sales of Equity Securities.

From April 29, 2015 until June 23, 2015, White Mountain Titanium Corporation, a Nevada corporation (the “Company”) sold a total of 4,250,000 Second Tranche Units which consisted of 4,250,000 shares of the Company’s common stock and warrants to purchase 3,825,000 shares of the Company’s common stock for gross proceeds of $1,700,000 from six investors. The sales were made pursuant to the Binding Memorandum of Understanding (the “MOU”) dated December 3, 2013, as amended on July 30, 2014, with Grand Agriculture Investment Limited, a Hong Kong company controlled by Kin Wong, our Chairman and CEO (the “Investor”). Each Second Tranche Unit consists of one share of common stock and 90% of one warrant to purchase one share of Common Stock at $0.55 per share exercisable immediately upon issuance through December 31, 2017 (the “Second Tranche Warrants”).The sales of the Second Tranche Units were considered unreported, unregistered sales of equity securities and, as of June 23, 2015, the total unregistered sales of Second Tranche Units exceeded 5% of the total outstanding shares of common stock of the Company as reported by the Company in its Quarterly Report on Form 10-Q for the period ended March 31, 2015 as filed on May 14, 2015.

On August 5, 2015, the closing of the Second Tranche Units occurred with the sale of 375,000 Second Tranche Units which consisted of 375,000 shares of the Company’s common stock and warrants to purchase 337,500 shares of the Company’s common stock for gross proceeds of $150,000 from one investor.

Pursuant to the MOU, warrants to purchase 6,000,000 shares of the Company’s common stock (the “Bonus Warrants”) were issued to the Investor at no additional cost. The Bonus Warrants vest immediately, are exercisable at $0.55 per share, and expire on December 31, 2017.

The 4,625,000 Second Tranche Units sold since April 29, 2015 were purchased by ModelNew Limited, Hongzhi Zhou, Shihui Luo, Jingqing He, Yu Liang, Hai Qian Liang, and Jian Wang, each an accredited investor as defined in Regulation D. The purchase price per unit for these Second Tranche Units was $0.40 per unit.

The sales and warrant issuances were made pursuant to Rule 506(b) of Regulation D promulgated by the Commission under the Securities Act. The investors were accredited investors as defined in Rule 501(a) of Regulation D. The investors acknowledged appropriate investment representations with respect to the issuances and consented to the imposition of restrictive legends upon the certificate representing the shares. The investors did not enter into the transactions with the Company as a result of any general solicitation or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. The investors were afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the issuances. The Company paid a 7% selling commission of US$220,500 in connection with the sales of these Second Tranche Units to Ambitious King Limited, a Hong Kong corporation pursuant to the terms of the Placement Agent Agreement dated May 23, 2014.

On June 8, 2015, we issued 200,000 shares of common stock to Born2Invest, Ltd., a Private Limited Company based in London, United Kingdom, for marketing and consulting services pursuant to a consulting agreement. The sale was made pursuant to Rule 506(b) of Regulation D promulgated by the Commission under the Securities Act. The consultant was an accredited investor as defined in Rule 501(a) of Regulation D. The consultant acknowledged appropriate investment representations with respect to the issuance and consented to the imposition of restrictive legends upon the certificate representing the shares. The consultant did not enter into the transaction with the Company as a result of any general solicitation or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. The consultant was afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the issuance. No selling commissions were paid in connection with the sale shares to the consultant.

As of August 5, 2015, the total outstanding shares of common stock of the Company is 96,114,442.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

White Mountain Titanium Corporation

Date: August 5, 2015	By:	/s/ Eric Gan
Eric Gan, Chief Financial Officer